UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2008

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

FLORIDA	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

POST OFFICE BOX 338, LA BELLE, FLORIDA	33975
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 675-2966

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 8.01	Other Events.

On January 22, 2008, the Company issued a press release announcing (i) the results of the Annual Meeting of Shareholders held on Friday January 18, 2008, at which the following nine directors were elected to serve on the Board: : John R. Alexander, JD Alexander, Robert E. Lee Caswell, Evelyn D’An, Phillip S. Dingle, Gregory T. Mutz, Charles L. Palmer, Robert J. Viguet, and Gordon Walker, (ii) the Board’s appointment of the directors to the various Board Committees and the election of officers, and (iii) the declaration of a quarterly dividend of $0.275 per share payable to shareholders of record as of April 30, 2008, with payment expected on or about May 16, 2008. The Company is filing a copy of the press release as Exhibit 99.1 to this report.

In addition, at the January 18, 2008 meeting of the Board of Directors, the Board voted to extend the period for director compliance with the Director Stock Purchase Policy by another 12 months, noting the decline in the Company’s stock price as the principal reason for such extension. The Director Stock Purchase Policy requires that all Directors who are not beneficial owners of Atlantic Blue Group, Inc. own, at all times after three-years from their election to the Board, Company stock with a market value which is equal to or greater than $200,000 dollars (the “Company Director Target Stock Ownership Requirement”). The extension allows them another year to reach the Company Director Target Stock Ownership Requirement.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

The following exhibits are included with this Report:

Exhibit 99.1 Press Release dated January 22, 2008, announcing Results of Annual Meeting of Shareholders, Officer Appointments and Declaration of Dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC. (Registrant)

Date: January 22, 2008	By:	/s/ JOHN R. ALEXANDER
John R. Alexander
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release dated January 22, 2008, announcing Results of Annual Meeting of Shareholders, Officer Appointments and Declaration of Dividends.